STRUCTURED INVESTMENTS

Client Strategy Guide: December 2013 Offerings

                                                         Free Writing Prospectus
                                                         Dated December 12, 2013
                                           Registration Statement No. 333-178081
                                                      Filed Pursuant to Rule 433
[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Morgan Stanley
Client Strategy Guide: December 2013 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Leveraged Performance

Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 16
Trigger PLUS℠ based on the iShares® MSCI EAFE ETF (EFA) by Morgan Stanley .... page 20
Dual Directional Trigger PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 22

Market Linked Notes

Market-Linked Notes Based on the Average Value on Quarterly Determination Dates of an Equally Weighted Basket Composed of the iShares® MSCI EAFE ETF (EFA), the iShares® MSCI Emerging Markets ETF (EEM) and the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan Stanley .... page 26
Commodity-Linked Notes based on the Dow Jones-UBS Commodity Index℠ (DJUBS) by Morgan Stanley .... page 28

Selected Risks & Considerations .... page 30

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
December 2013

Client Strategy Guide: December 2013 Offerings Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan
Stanley Wealth Management through the date when the ticketing closes for each offering. Morgan Stanley Wealth Management or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a Market-Linked
Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley:

Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Wealth Management will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Financial Advisor or call the toll-free number
1-800-584-6837. Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 4

Selected Features and Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation

o    Returns based on a defined formula

o    Variety of underlying assets, including equities, commodities, currencies and interest rates

o    Minimum investment of $1,000, unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured
Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Structured Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  []   May be appropriate for investors who do not require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer             interest payments, are concerned about principal at risk, and who
credit risk, with the potential for capital appreciation based on the                     are willing to forgo some upside in exchange for the repayment of
performance of an underlying asset.                                                       all principal at maturity, subject to applicable FDIC insurance limits and issuer credit risk.
Market-Linked Notes combine the repayment of all principal at maturity               []   May be appropriate for investors who do not require periodic
subject to issuer credit risk, with the potential for capital appreciation based          interest payments, are concerned about principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                     require FDIC insurance on their investment, and who are willing to
have the benefit of FDIC insurance.                                                       forgo some upside in exchange for the repayment of all principal at maturity, subject to issuer credit risk.
Partial Principal at Risk Securities combine the repayment of some                   []   May be appropriate for investors who do not require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital      interest payments, are concerned about principal at risk, do not
appreciation based on the performance of an underlying asset.                             require FDIC insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.
Enhanced Yield Investments seek to potentially generate current income               []   May be appropriate for investors who are willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                  of the appreciation in the underlying asset and assume full
investor accepting full exposure to the downside with limited or no                       downside exposure to the underlying asset in exchange for
opportunity for capital appreciation.                                                     enhanced yield in the form of above-market interest payments.
Leveraged Performance Investments allow investors the possibility of                 []   May be appropriate for investors who expect only modest changes
capturing enhanced returns relative to an underlying asset's actual                       in the value of the underlying asset and who are willing to give up
performance within a given range of performance in exchange for giving up                 appreciation on the underlying asset that is beyond the
returns above the specified cap, in addition to accepting full downside                   performance range, and bear the same or similar downside risk
exposure to the underlying asset.                                                         associated with owning the underlying asset.
Access Investments provide exposure to a market sector, asset class,                 []   May be appropriate for investors interested in diversification of, and
theme or investment strategy that may not be easily accessible to an                      exposure to, difficult to access underlying asset classes, market
individual investor by means of traditional investments.                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 6

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 7
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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 8

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 9

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This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 10

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 11

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 12

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 13

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 14

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 15

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Morgan Stanley

Client Strategy Guide: December 2013 Offerings | Page 16

Opportunities in U.S. Equities

Leveraged Performance

Buffered PLUS[SM] based on the S&P 500® Index (SPX) by Morgan Stanley

Strategy Overview	• Leveraged exposure to the underlying index up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying index exceeds the buffer amount at maturity; possibility of substantial loss of principal • May be appropriate for investors who anticipate moderate appreciation of the S&P 500® Index and are willing to forgo some upside exposure (in the form of less leverage and/or a lower maximum payment at maturity, compared to a PLUS without a buffer) in exchange for limited protection against depreciation of the underlying index *See "Risk Considerations" below*
How do the Buffered PLUS[SM] Work?	The Buffered PLUS offered are unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. **Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.** The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the underlying index. The Buffered PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. **All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.**

Risk Considerations

- ✓ **You may lose 90% of your entire investment in the Buffered PLUS at maturity**
- ✓ Full downside exposure to the S&P 500® Index beyond the buffer amount
- ✓ Appreciation potential is limited by the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments
- ✓ The market price will be influenced by many unpredictable factors
- ✓ **The Buffered PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS**
- ✓ The amount payable on the Buffered PLUS is not linked to the value of the underlying index at any time other than the valuation date
- ✓ Investing in the Buffered PLUS is not equivalent to investing in the underlying index
- ✓ Adjustments to the underlying index could adversely affect the value of the Buffered PLUS
- ✓ The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices
- ✓ The estimated value of the Buffered PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price
- ✓ The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited
- ✓ The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Buffered PLUS
- ✓ Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Buffered PLUS
- ✓ The historical performance of the underlying index is not an indication of future performance

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2013

Client Strategy Guide: December 2013 Offerings Page 17

Key Terms of the Buffered PLUS(SM)
------------------------------------- ---- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                                Morgan Stanley
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                      SandP 500([R]) Index (SPX)
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                         June   , 2016 (approximately 2.5 years)
------------------------------------- ---- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                       200%
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Buffer Amount                         10%
------------------------------------- ---- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                   []   If the Final Index Value is greater than the Initial Index Value: $10 + the Leveraged Upside Payment
                                               In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                      []   If the Final Index Value is less than or equal to the Initial Index Value but has decreased from the Initial Index Value by an amount less than or equal to the
                                           Buffer Amount of 10%: $10
                                      []   If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%:
                                           ($10 x the Index Performance Factor) + $1.00
                                               This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per
                                               Buffered PLUS at maturity.
------------------------------------- ---- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment              $10 x Leverage Factor x Index Percent Increase
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Increase                (Final Index Value -- Initial Index Value) / Initial Index Value
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                   The index closing value on the Pricing Date
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                     The index closing value on the Valuation Date
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                        June  , 2016, subject to postponement for non-index business days and certain market disruption events
------------------------------------- ---- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor              Final Index Value / Initial Index Value
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity           $11.85 per Buffered PLUS (118.50% of the Stated Principal Amount)
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Minimum Payment at Maturity           $1.00 per Buffered PLUS (10% of the Stated Principal Amount)
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price / Stated Principal Amount $10 per Buffered PLUS
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                            The Buffered PLUS will not be listed on any securities exchange.
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)              This offering is expected to close for ticketing on Monday, December 30, 2013
------------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 18
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 19
                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 20

Opportunities in International Equities

Leveraged Performance [] Trigger PLUS(SM) based on the iShares([R]) MSCI EAFE ETF (EFA) by Morgan Stanley

                 []  Leveraged exposure and limited protection against negative performance of the underlying shares; possibility of substantial loss of principal
Strategy         []  May be appropriate for investors anticipating appreciation of the underlying shares and seeking enhanced returns for positive performance of the underlying shares and limited
Overview             protection against loss of principal
                 []  The loss protection applies only if the underlying shares close above the specified trigger level on the valuation date
                     See "Risk Considerations" below
---------------- --- -----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                 The Trigger PLUS are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the shares of the iShares([R]) MSCI EAFE
                 ETF, which we refer to as the underlying shares, have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. If the underlying shares have remained unchanged or depreciated in value but the final share price is greater than the trigger level, investors will receive the stated principal amount of their investment. However, if the underlying shares have depreciated in value so that the final share price is less than or

How do the       equal to the trigger level, investors will lose a significant portion or all of their investment, resulting in a 1% loss for every 1% decline in the share price over the term of the Trigger PLUS.
Trigger PLUS(SM) This amount will be less than 80% of the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The Trigger PLUS are for investors who seek a
Work?            return based on the underlying shares and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the underlying shares and the limited protection against loss that applies only if the final index value is greater than the trigger level. Investors may lose their entire initial investment in the Trigger PLUS. The Trigger PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term
                 Notes program.
                 All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

               [] You may lose your entire investment in the Trigger PLUS at maturity
               [] Full downside exposure to the underlying shares if the underlying shares close at or below the trigger level
               [] The appreciation potential of the Trigger PLUS is limited by the maximum payment at maturity
               [] Does not provide for current income; no interest payments
               [] The market price of the Trigger PLUS will be influence by many unpredictable factors
               [] The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS

Risk           [] There are risks associated with investments in securities linked to the value of foreign
Considerations    equity securities
               [] The price of the underlying shares is subject to currency exchange risk
               [] The underlying shares and the share underlying index are different and the performance of the underlying shares may not correlate with that of the share underlying index
               [] The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited
               [] Investing in the Trigger PLUS is not equivalent to investing in the underlying shares or the stocks composing the share underlying index
               [] Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the Trigger PLUS
               [] The amount payable on the Trigger PLUS is not linked to the price of the underlying shares at any time other than the valuation date

[]   The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the
     Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices

[]   The estimated value of the Trigger PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price

[]   The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares

[]   The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited

[]   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS

[]   Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Trigger PLUS

[]   The historical performance of the underlying shares is not an indication of future performance

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 21

Key Terms of the Trigger PLUS(SM)
----------------------------------- --- -----------------------------------------------------------------------------------------------------------------------------------------------------
Issuer                              Morgan Stanley
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Shares                   Shares of the iShares([R]) MSCI EAFE ETF (EFA)
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       December , 2017 (approximately 4 years)
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     200%
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Trigger Level                       80% of the Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 []  If the Final Share Price is greater than the Initial Share Price:
                                           $10 + Leveraged Upside Payment
                                           In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                    []  If the Final Share Price is less than or equal to the Initial Share Price but is greater than the Trigger Level:
                                           $10
                                    []  If the Final Share Price is less than or equal to the Trigger Level:
                                           $10 x Share Performance Factor
                                           This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 20%, and possibly all, of your investment.
----------------------------------- --- -----------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 x Leverage Factor x Share Percent Increase
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Share Percent Increase              (Final Share Price -- Initial Share Price) / Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Share Performance Factor            Final Share Price / Initial Share Price
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Share Price                 The closing price of one Underlying Share on the Pricing Date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Final Share Price                   The closing price of one Underlying Share on the Valuation Date times the Adjustment Factor on such date
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Adjustment Factor                   1.0, subject to adjustment in the event of certain events affecting the Underlying Shares
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      December , 2017, subject to postponement for non-trading days and certain market disruption events
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity         $15.30 per Trigger PLUS (153% of the Stated Principal Amount)
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per Trigger PLUS
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                          The Trigger PLUS will not be listed on any securities exchange.
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Monday, December 30, 2013
----------------------------------- ---------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Morgan Stanley

Client Strategy Guide: December 2013 Offerings

Page 22

Opportunities in U.S. Equities

Leveraged Performance

Dual Directional Trigger PLUS[SM] based on the S&P 500® Index (SPX) by Morgan Stanley

Strategy Overview	• Uncapped leveraged exposure to, and limited protection against negative performance of, the underlying index; possibility of substantial loss of principal • Leverage feature only applies if the underlying index appreciates • Unleveraged positive return for a certain range of negative performance of the underlying index from the pricing date to the valuation date only if the underlying index closes at or above the specified trigger level on the valuation date • May be appropriate for investors who wish to outperform the underlying index in a moderately bullish or moderately bearish scenario *See "Risk Considerations" below*
How do the Dual Directional Trigger PLUS[SM] Work?	The Dual Directional Trigger PLUS, or "Trigger PLUS," are unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the applicable product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the S&P 500® Index, which the issuer refers to as the underlying index, has **appreciated** in value, investors will receive the stated principal amount of their investment plus moderately leveraged upside performance of the underlying index. If the underlying index has **depreciated** in value but by no more than 35%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline, which will effectively be limited to a positive 35% return. However, if the underlying index has **depreciated** by more than 35% in value, investors will be negatively exposed to the full amount of the percentage decline in the underlying index and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the moderate upside leverage and absolute return features that in each case apply to a limited range of performance of the underlying index. **Investors may lose their entire initial investment in the Trigger PLUS.** These long-dated Trigger PLUS are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. The Trigger PLUS differ from the PLUS described in the applicable product supplement for PLUS in that the Trigger PLUS offer the potential for a positive return at maturity if the underlying index depreciates by up to 35%. The Trigger PLUS are not the Buffered PLUS described in the applicable product supplement for PLUS. Unlike the Buffered PLUS, the Trigger PLUS do not provide any protection if the underlying index depreciates by more than 35%. **All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.**
Risk Considerations	✓ **You may lose your entire investment in the Trigger PLUS at maturity** ✓ Full downside exposure to the underlying index without any buffer if the underlying index closes below the trigger level on the valuation date ✓ Does not provide for current income; no interest payments ✓ The market price of the Trigger PLUS will be influenced by many unpredictable factors ✓ **The Trigger PLUS are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS** ✓ The amount payable on the Trigger PLUS is not linked to the value of the underlying index at any time other than the valuation date ✓ Investing in the Trigger PLUS is not equivalent to investing in the underlying index ✓ Adjustments to the underlying index could adversely affect the value of the Trigger PLUS ✓ The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices ✓ The estimated value of the Trigger PLUS is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price ✓ The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited ✓ The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the Trigger PLUS ✓ Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the Trigger PLUS ✓ The historical performance of the underlying index is not an indication of future performance *Additional risk factors can be found in the applicable pricing supplement and the following pages of this document*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2013

Client Strategy Guide: December 2013 Offerings Page 23

Key Terms of the Dual Directional Trigger PLUS(SM)

Issuer                              Morgan Stanley
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Index                    SandP 500([R]) Index (SPX)
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       December , 2019 (approximately 6 years)
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Leverage Factor                     115%
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Trigger Level                       65% of the Initial Index Value
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 []  If the Final Index Value is greater than the Initial Index Value:
                                           $10 + Leveraged Upside Payment
                                    []  If the Final Index Value is less than or equal to the Initial Index Value but is greater than or equal to the Trigger Level:
                                           $10 + ($10 [] Absolute Index Return)
                                           In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the Underlying Index. In no event will this amount exceed the Stated Principal Amount plus $3.50.
                                    []  If the Final Index Value is less than the Trigger Level:
                                           $10 [] Index Performance Factor
                                           This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 35%, and possibly all, of your investment.
----------------------------------- --- ----------------------------------------------------------------------------------------------------------------------------------------------------------------
Leveraged Upside Payment            $10 x Leverage Factor x Index Percent Change
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Percent Change                (Final Index Value -- Initial Index Value ) / Initial Index Value
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Index Performance Factor            Final Index Value / Initial Index Value
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Absolute Index Return               The absolute value of the Index Percent Change. For example, a -5% Index Percent Change will result in a +5% Absolute Index Return.
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The Index Closing Value on the Pricing Date
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The Index Closing Value on the Valuation Date
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Valuation Date                      December , 2019, subject to postponement for non-index business days and certain market disruption events
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $10 per Trigger PLUS
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                          The Trigger PLUS will not be listed on any securities exchange.
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Monday, December 30, 2013
----------------------------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 24

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 25

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 26

Opportunities in International Equities

                    [] Market-Linked Notes Based on the Average Value on Quarterly Determination Dates of an
                    Equally Weighted Basket Composed of the iShares ([R]) MSCI EAFE ETF (EFA), the iShares ([R]) MSCI
Market Linked Notes Emerging Markets ETF (EEM) and the WisdomTree Japan Hedged Equity Fund (DXJ) by Morgan
                    Stanley

              []  Opportunity to gain exposure to the three international equity exchange-traded funds
              []  Repayment of principal at maturity
Strategy      []  The averaging feature means that any positive return based on the notes will be based on the average of the basket closing values of the basket components on 24 determination dates
Overview          that occur each quarter during the term of the notes. Although investors can benefit from the averaging feature when the underlying basket appreciates during the term of the notes but drops at maturity, the averaging feature can also reduce upside performance of the notes in bullish markets.
              []  No exposure to any decline of the average basket closing value below the initial basket value if the notes are held to maturity
                  See "Risk Considerations" below
------------- --- ----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable prospectus supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated principal amount of $10 plus a supplemental redemption amount, if

How do the    any, based on the arithmetic average of the closing value of a basket of three exchange traded funds on the 24 quarterly determination dates over the term of the notes. These long-dated
Market Linked notes are for investors who are concerned about principal risk but seek a return based on a basket of international equity ETFs, and who are willing to forgo current income in exchange for
Notes Work?   the repayment of principal at maturity plus a supplemental redemption amount, if any, based on an average of the basket closing values on the 24 determination dates. The notes are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
              All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
------------- --------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

               [] The notes do not pay interest and may not pay more than the stated principal amount at maturity
               [] The supplemental redemption amount, if any, is based on the arithmetic average of the basket closing values on the 24 determination dates over the term of the notes and therefore the payment at maturity may be less than if it were based solely on the basket closing value on the final determination date
               [] Changes in the price of one or more of the basket components may offset each other
               [] Does not provide for current income; no interest payments
               [] The market price of the notes will be influenced by many unpredictable factors
Risk           [] The notes are subject to the credit risk of Morgan Stanley, and any actual or
Considerations    anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes
               [] Risks associated with investments in securities, such as the notes, linked to the value of foreign (and especially emerging markets) equity securities
               [] The prices of the iShares([R]) MSCI Emerging Markets ETF (the "EEM shares") and the iShares([R])
                  MSCI EAFE ETF (the "EFA Shares") are subject to currency exchange risk
               [] The currency hedge risk employed by the DXJ Shares may not sufficiently reduce its exposure to currency fluctuations
               [] The performance of the WisdomTree Japan Hedged Equity Fund (the "DXJ Shares") will not likely benefit from the appreciation of the Japanese yen relative to the U.S. dollar

[]   The rate the issuer is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by its secondary market credit spreads and advantageous to the issuer. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices

[]   The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price[] Adjustments to the underlying shares or to the share underlying indices could adversely affect the value of the notes

[]   The underlying shares and the share underlying indices are different

[]   The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares

[]   Investing in the notes is not equivalent to investing in the underlying shares or the stocks composing the share underlying indices

[]   The notes will not be listed on any securities exchange and secondary trading may be limited

[]   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes [] Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the notes

Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Morgan Stanley

Client Strategy Guide: December 2013 Offerings Page 27

Key Terms of the Market Linked Notes			
Issuer	Morgan Stanley		
Basket	Basket Component	Ticker Symbol	Basket Component Weighting
	Shares of the iShares® MSCI EAFE ETF	EFA UP	33.3333%
	Shares of the iShares® MSCI Emerging Markets ETF	EEM UP	33.3333%
	Shares of the WisdomTree Japan Hedged Equity Fund	DXJ UP	33.3333%
Maturity Date	December , 2019 (approximately 6 years)		
Payment at Maturity	The payment due at maturity per $10 Stated Principal Amount will equal: $10 + Supplemental Redemption Amount, if any. *In no event will the Payment at Maturity be less than $10 per note.*		
Supplemental Redemption Amount	(i) $10 *times* (ii) the Average Basket Percent Change *times* (iii) the Participation Rate, *provided* that the Supplemental Redemption Amount will not be less than $0.		
Participation Rate	100%		
Maximum Payment at Maturity	None		
Average Basket Closing Value	The arithmetic average of the basket closing values on the 24 specified Determination Dates over the term of the notes		
Average Basket Percent Change	(Average Basket Closing Value – Initial Basket Value) / Initial Basket Value		
Initial Basket Value	The Initial Basket Value will equal 100, which is equal to the sum of the products of (i) the initial share price of each basket component and (ii) the multiplier for such basket component, each as determined on the Pricing Date		
Basket Closing Value	On any Determination Date, the sum of products of (i) the closing price of one share of each Basket Component on such date times the Adjustment Factor for such Basket Component on such date, aid (II) the multiplier for such Basket Component		
Multiplier	The Multiplier for each Basket Component will be set on the Pricing Date so that each Basket Component will represent its applicable Basket Component weighting in the predetermined Initial Basket Value of 100.		
Adjustment Factor	With respect to each Basket Component, 1.0, subject to adjustment in the event of certain events affecting the below components		
Determination Dates	Quarterly, on the day of each March, June, September and December, beginning on March , 2014. The Determination Dates are subject to postponement for non-index business days and certain market disruption events.		
Issue Price / Stated Principal Amount	$10 per note		
No listing	The notes will not be listed on any securities exchange.		
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday, December 30, 2013		

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2013

Client Strategy Guide: December 2013 Offerings Page 28

Opportunities in Commodities

Market Linked Notes []   Commodity-Linked Notes Based on the Dow Jones--UBS Commodity Index(SM) by Morgan
                         Stanley

              []  Opportunity to gain exposure to the Dow Jones-UBS Commodity Index(SM)
Strategy      []  Repayment of principal at maturity
Overview      []  100% participation in any appreciation of the underlying commodity index over the term of the notes
              []  No exposure to any decline of the underlying commodity index if the notes are held to maturity
                  See "Risk Considerations" below
------------- --- ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
              The notes are unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the applicable prospectus supplement for commodity-linked notes and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, the issuer will pay per note the stated principal amount of $1,000 plus a supplemental
How do the    redemption amount, if any, based on the value of the underlying commodity index on the determination date. These long-dated notes are for investors who are concerned about principal
Market Linked risk but seek a commodity index-based return, and who are willing to forgo current income in exchange for the repayment of principal at maturity plus the potential to receive a
Notes Work?   supplemental redemption amount, if any. The notes are notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
              All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
------------- -------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

               [] The notes do not pay interest and may not pay more than the stated principal amount at maturity
               [] Does not provide for current income; no interest payments
               [] The market price of the notes will be influenced by many unpredictable factors
               [] The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes
               [] Investments linked to commodities are subject to sharp fluctuations in commodity prices
Risk           [] Higher future prices of the index commodities relative to their current prices may
Considerations    adversely affect the value of the underlying commodity index and the value of the notes
               [] An investment linked to commodity futures contracts is not equivalent to an investment linked to the spot prices of physical commodities
               [] Suspension or disruptions of market trading in commodity and related futures markets could adversely affect the price of the notes
               [] Adjustments to the underlying commodity index could adversely affect the value of the notes
               [] The amount payable on the notes is not linked to the index value at any time other than the determination date
               [] Investing in the notes is not equivalent to investing in the underlying commodity index

[]   The rate Morgan Stanley is willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by
     Morgan Stanley's secondary market credit spreads and advantageous to Morgan
     Stanley. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices

[]   The estimated value of the notes is determined by reference to the issuer's pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price

[]   Investing in the notes is not equivalent to investing in the underlying commodity index

[]   Legal and regulatory changes could adversely affect the return on and value of your notes

[]   The notes will not be listed on any securities exchange and secondary trading may be limited

[]   The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes

[]   Hedging and trading activity by the issuer's subsidiaries could potentially adversely affect the value of the notes

[]   The historical performance of the underlying index is not an indication of future performance Additional risk factors can be found in the applicable pricing supplement and the following pages of this document

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 29

Key Terms of the Market Linked Notes

Issuer                              Morgan Stanley
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Underlying Commodity Index          Dow Jones-UBS Commodity Index(SM) (DJUBS)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maturity Date                       December , 2020 (approximately 7 years)
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Payment at Maturity                 The payment due at maturity per $1,000 Stated Principal Amount will equal:
                                        $1,000 + Supplemental Redemption Amount, if any.
                                        The Payment at Maturity will not be less than $1,000 per note regardless of the performance of the Underlying Commodity Index
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Supplemental Redemption Amount      (i) $1,000 times (ii) the Commodity Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than zero
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Participation Rate                  100%
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Maximum Payment at Maturity         None
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Commodity Percent Change            (Final Index Value -- Initial Index Value) / Initial Index Value
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Initial Index Value                 The official settlement price of the Underlying Commodity Index on the Pricing Date, subject to postponement for non-index business days and certain market disruption events
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Final Index Value                   The official settlement price of the Underlying Commodity Index on the Determination Date
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Determination Date                  December , 2020, subject to postponement for non-index business days and certain market disruption events
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Issue Price/Stated Principal Amount $1,000 per note
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
No listing                          The notes will not be listed on any securities exchange.
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------
Expected Pricing Date(1)            This offering is expected to close for ticketing on Monday, December 30, 2013
----------------------------------- ------------------------------------------------------------------------------------------------------------------------------------------------------------------

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Wealth Management or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 30

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured by the Federal Deposit Insurance
Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular
Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for
Structured Investments, the price at which you may be able to trade a Structured
Investment is likely to depend on the price, if any, at which Morgan Stanley
Wealth Management or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Wealth
Management or any other broker dealer were not to make a market in Structured
Investments, it is likely that there would be no secondary market for Structured
Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Client Strategy Guide: December 2013 Offerings Page 31

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Wealth Management and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Wealth Management or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked.
Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally.
Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity

Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured
Investment will carry out hedging activities related to that Structured
Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the
Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the principal amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Principal Amount of the
MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney LLC or Morgan Stanley and Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. December 2013

Morgan Stanley

Client Strategy Guide: December 2013 Offerings Page 32

IMPORTANT INFORMATION AND QUALIFICATIONS:

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney LLC or Morgan Stanley & Co. LLC, and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

December 2013